UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2015

Date of Report (Date of earliest event reported)

Xterra Building Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	000-54757	20-8926549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

624 Baycrest Drive

North Vancouver, B.C. V7G 1N8

(Address of Principal Executive Offices) (Zip Code)

(778) 772-8184

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.01 Changes in Company's Certifying Accountant.

(a)

On July 3, 2014, Xterra Building Systems, Inc. (the “Company”) dismissed Messineo & Co, CPAs LLC (“Messineo”) as its principal accountant to audit the Company’s financial statements. The Company’s Board of Directors approved the dismissal of Messineo on the same date. None of the reports of Messineo, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the year ended December 31, 2014, filed with the Commission.

There were no disagreements between the Company and Messineo for the two most recent fiscal years and any subsequent interim period through July 3, 2015 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Messineo, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

(b)

On July 6, 2015, the Company’s Board of Directors approved the engagement of BF Borgers CPA PC (“Borgers”) as its principal accountant to audit the Company’s financial statements as successor to Messineo. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of Borgers regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of Borgers provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

 Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

16.1	Letter from Messineo dated July 6, 2015 regarding change in certifying accountant.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Xterra Building Systems, Inc.

Dated: July 6, 2015	By:	/s/ David Alexander
David Alexander
Principal Executive Officer, Principal Accounting Officer,
Chief Financial Officer, Secretary